Exhibit 99.1

    2017 Annual MeetingFiscal year 2016 in review

 This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are made in good faith by Southwest Iowa Renewable Energy, LLC (“SIRE,” “us” or “we”) and are identified by including terms such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “plans,” or similar language. In connection with these safe-harbor provisions, SIRE has identified in its annual report on Form 10-K, and in its other filings with the SEC, important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of SIRE, including, without limitation, the risk and nature of our business and the effects of general economic conditions on us. We may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol industry, commodity market risks, financial market risks, counter-party risks, and risks associated with changes to federal policy or regulation. The cautionary statements and risk factors in this disclaimer and our Form 10-K expressly qualify all of SIRE’s forward-looking statements in this presentation. The forward-looking statements contained in this presentation are included in the safe harbor protection provided by Section 27A of the Securities Act of 1933. SIRE further cautions that such factors are not exhaustive or exclusive. SIRE does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of SIRE unless an update is required by applicable securities laws.  Forward-Looking Statements and Disclaimer

Focus for 2016

- Return to Shareholders
- Operate Safely
- Operate Profitably
- Diversification
- Manage Risk
- Low Cost Ethanol Producer
    - Energy – Precondensor
    - Yield – Precondensor and an additional Fermentor
- Plan for 2016 thru 2020

SIRE
Southwest Iowa Renewable Energy
Farmers Fueling Our Future
www.SIREethanol.com

Total Days Without a Lost Time Day Accident

 Net Income In Millions $   FYE 9/30/14 FYE 9/30/15 FYE 9/30/16 QE 12/31/16

 EBITDA In Millions $   FYE 9/30/14 FYE 9/30/15 FYE 9/30/16 QE 12/31/16

 Ethanol ProductionIn Millions of Gallons   FYE 9/30/14 FYE 9/30/15 FYE 9/30/16 QE 12/31/16

 Bank and Subdebt In Millions $   9/30/13 9/30/14 9/30/15 9/30/16 12/31/16

 CostsIn Dollars per gallon   9/30/13 9/30/14 9/30/15 9/30/16 12/31/16

 Book Value per SharePer Unit   9/30/13 9/30/14 9/30/15 9/30/16 12/31/16

 Trades    Number of Shares  Price Per Share  11/9/2016  6  $5,200  11/3/2016  2  $5,200  11/3/2016  2  $5,200  10/11/2016  4  $5,200  10/3/2016  4  $5,200  9/26/2016  2  $5,200  9/22/2016  4  $5,200  7/5/2016  3  $5,400  5/6/2016  6  $5,400  4/4/2016  1  $5,400  2/16/2016  6  $5,600

 Our new guard shack

 Our new fermenter

 SIRE bought 42.9MM bushels of cornCost of corn bought - $156.0MM ($3.64 / bu)SIRE sold 122.0MM gallons of ethanolSIRE sold 353,285 tons of DG  Fiscal Year 2016

 Financial Summary   January 2017

 Operational Information    FYE 9/30/14  FYE 9/30/15  FYE 9/30/16  QE 12/31/16  Gallons Sold (millions)  118.2  122.4  122.0  28.7  Average Price/Gallon  $2.07  $1.53  $1.42  $1.45  Bushels Ground (millions)  43.0  43.0  42.9  10.4  Net Cost of Corn Ground  $189.4  $155.6  $151.3  $33.3  Yield (Ethanol/Bushel)  2.78  2.86  2.85  2.86

 Financial Highlights(millions , except per gallon)    FYE 9/30/14  FYE 9/30/15  FYE 9/30/16  QE 12/31/16  Revenue  $319.4  $242.1  $223.3  $52.1  Cost of Corn  $189.4  $155.6  $151.3  $33.3  Crush Margin / Gallon   $1.13   $0.71  $0.56  $0.74  EBITDA   $66.8   $27.3  $18.3  $8.9  Net Income    $48.6   $13.8  $5.1  $5.6

 Financial Highlights(millions )    FYE 9/30/14  FYE 9/30/15  FYE 9/30/16  QE 12/31/16  Bank Debt  $30.0  $30.9  $27.4  $16.5  Bank Debt/Gallon  $0.24  $0.25  $0.22  $0.14  Bank Debt-Repayment   $38.8   $(0.9)  $3.5  $10.9  Subdebt Payments   $22.7   $26.7  N/A  N/A  Interest Payments  $4.4  $1.9  $1.3  $0.3

 Financial Highlights(millions )    Calendar 12/31/14  Calendar 12/31/15  Calendar 12/31/16  2/1/17  Cumulative To Date  Distributions  N/A  $13.3  $3.3  $4.5  $22.2  Taxable Income (Loss)  $59.2  $9.9  $18.2  N/A  ($45.9)  Tax Loss Carryforward   $74.0  $64.1  $45.9  N/A  N/A  Tax Benefit of Tax Loss Carryforward @ 35%  $25.9  $22.4  $16.1  N/A  N/A  Tax Benefit of Tax Loss Carryforward per Unit  $3,499  $1,945  $1,683  $1,206  N/A

 Quarterly Crush MarginIn Millions $   6/30/15 9/30/15 12/31/15 3/31/16 6/30/16 9/30/16 12/31/16

 LiquidityIn Millions $   9/30/14 9/30/15 9/30/16 12/31/16

 Ethanol Yield (gallons/bushel)   FYE 9/30/14 FYE 9/30/15 FYE 9/30/16 QE 12/31/16

 DDG Equivalent ProductionIn Tons (000’s)   FYE 9/30/14 FYE 9/30/15 FYE 9/30/16 QE 12/31/16

 Corn Oil ProductionIn millions of pounds   FYE 9/30/14 FYE 9/30/15 FYE 9/30/16 QE 12/31/16

 SIRE MECHANDISING TEAM  Kristan Barta, Commercial Manager  Dustin Ploeger, Senior Merchandiser  Morgan Sladek, Commercial Trainee

 2017 Corn Review  AcresYield Usage StocksLocal Markets

 Assumes 16.94 billion bushels production / 14.62 billion usageCarryout of 2.32 billion bushels

 SIRE CORN 2017    44 Million Bushels to BuyFlat Price, Deferred pricing, Basis contracts, HTA’s, Alliance Advantage, On Farm Pick-Up. Enogen / EGQS ProgramCompetitive market for our local producers while buying the best net back for SIRE.

 SIRE CORN 2017    Expecting largely uneventful basis moves – but seasonal Selling outside of Harvest has been slow and predictableWatch for quick-ship opportunities based on logisticsLocal markets are anticipating producers carrying length into the summer months (similar to last year)

 SIRE STRENGTHS    Our greatest strength in corn merchandising comes from our shareholder base – we value your business!!!

 SIRE CO-products  2016 Calendar Year Sales-209,968 tons DDG’s by truck-57,386 tons DDG’s by rail-128,931 tons Wet Feed-16,776 tons Corn Oil  LOCAL BUSINESSES DEPEND ON OUR CO-PRODUCTS

 Focus for 2017   Operate SafelyOperate ProfitablyManage RiskOperate Plant at High Volume When Margins Allow Continue Retiring Debt QuicklyPlan for 2017 thru 2020Questions ?

 THANK YOU!